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                                                                    EXHIBIT 25.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)

                          ----------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

A NATIONAL BANKING ASSOCIATION                  31-0838515
                                                (I.R.S. EMPLOYER
                                                IDENTIFICATION NUMBER)

100 EAST BROAD STREET, COLUMBUS, OHIO           43271-0181
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)


                          BANK ONE TRUST COMPANY, N.A.
                                1 BANK ONE PLAZA
                             CHICAGO, ILLINOIS 60670
    ATTN: SANDRA L. CARUBA, FIRST VICE PRESIDENT AND COUNSEL, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                          -----------------------------

                       TRENWICK AMERICA CAPITAL TRUST III
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

DELAWARE                                        APPLIED FOR
(STATE OR OTHER JURISDICTION OF                 (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

ONE CANTERBURY GREEN                            06901
STAMFORD, CONNECTICUTT                          (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                           TRUST PREFERRED SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE
         TRUSTEE:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

         Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

         (B)      WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

         1. A copy of the articles of association of the trustee now in effect.*

         2. A copy of the certificate of authority of the trustee to commence business.*

         3. A copy of the authorization of the trustee to exercise corporate trust powers.*

         4. A copy of the existing by-laws of the trustee.*

         5. Not Applicable.

         6. The consent of the trustee required by Section 321(b) of the Act.


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         7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

         8. Not Applicable.

         9. Not Applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of June, 2001.


            BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
            TRUSTEE


            BY /S/ SANDRA L. CARUBA
               SANDRA L. CARUBA
               FIRST VICE PRESIDENT




* Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-3 of Burlington Northern Santa Fe Corporation, filed with the Securities and Exchange Commission on May 10, 2000 (Registration No. 333-36718).


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                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                              June 12, 2001



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a trust agreement between Trenwick America Capital Trust III and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                      Very truly yours,

                      BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                      BY: /S/ SANDRA L. CARUBA
                              SANDRA L. CARUBA
                              FIRST VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 3/31/01        State #:  391581    FFIEC 041
Address:                100 Broad Street                Vendor ID: D              Cert #:  21377      Page RC-1
City, State Zip:        Columbus, OH 43271              Transit #: 04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                               DOLLAR AMOUNTS IN THOUSANDS     C300
                                                                                               RCON    BIL MIL THOU          ------
                                                                                               ----    ------------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                   RCON
                                                                                               ----
    a. Noninterest-bearing balances and currency and coin(1) ...............................   0081      57,409                1.a
    b. Interest-bearing balances(2) ........................................................   0071           0                1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ...........................   1754           0                2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ........................   1773       1,922                2.b
3.  Federal funds sold and securities purchased under agreements to resell .................   1350     771,209                3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                               RCON
                                                                                               ----
    a. Loans and leases held for sale ......................................................   5369           0                4.a
    b. Loans and leases, net of unearned income ............................................   B528      84,428                4.b
    c. LESS: Allowance for loan and lease losses ...........................................   3123         387                4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b
       minus 4.c) ..........................................................................   B529      84,041                4.d
5.  Trading assets (from Schedule RC-D) ....................................................   3545           0                5.
6.  Premises and fixed assets (including capitalized leases) ...............................   2145      21,125                6.
7.  Other real estate owned (from Schedule RC-M) ...........................................   2150           0                7.
8.  Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M) ...................................................................   2130           0                8.
9.  Customers' liability to this bank on acceptances outstanding ...........................   2155           0
10. Intangible assets.......................................................................
    a. Goodwill ............................................................................   3163           0                10.a
    b. Other intangible assets (from Schedule RC-M) ........................................   0426      12,971                10.b
11. Other assets (from Schedule RC-F) ......................................................   2160     317,034                11.
12. Total assets (sum of items 1 through 11) ...............................................   2170   1,265,711                12.

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank:    Bank One Trust Company, N.A.    Call Date: 3/31/01        State #:  391581    FFIEC 041
Address:                100 East Broad Street           Vendor ID: D              Cert #"  21377      Page RC-2
City, State Zip:        Columbus, OH 43271              Transit #: 04400003

SCHEDULE RC-CONTINUED

                                                                                                       DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------

LIABILITIES
13. Deposits:                                                                                RCON
                                                                                             ----
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E) ......      2200              995,556   13.a
       (1) Noninterest-bearing(1) .....................................................      6631              558,282   13.a1
       (2) Interest-bearing ...........................................................      6636              437,274   13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase ........      RCFD 2800               0   14.
15. Trading Liabilities(from Sechedule RC-D) ..........................................      RCFD 3548               0   15.
16. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases) (from Schedule RC-M) ..........................................      3190                    0   16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ..........................      2920                    0   18.
19. Subordinated notes and debentures (2) .............................................      3200                    0   19.
20. Other liabilities (from Schedule RC-G) ............................................      2930              125,576   20.
21. Total liabilities (sum of items 13 through 20) ....................................      2948            1,121,132   21.
22. Minority interest in consolidated subsidiaries ....................................      3000                    0   22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus .....................................      3838                    0   23.
24. Common stock ......................................................................      3230                  800   24.
25. Surplus (exclude all surplus related to preferred stock) ..........................      3839               45,157   25.
26. a. Retained earnings ..............................................................      3632               98,597   26.a
    b. Accumulated other comprehensive income (3) .....................................      B530                 25     26.b
27. Other equity capital components (4) ...............................................      A130                  0     27.
28. Total equity capital (sum of items 23 through 27) .................................      3210              144,579   28.
29. Total liabilities, minority interest, and equity capital (sum of items 21,
    22, and 28) .......................................................................      3300            1,265,711   29.

Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best                      ----------------
   describes the most comprehensive level of auditing work performed for the                                            Number
   bank by independent external auditors as of any date during 1996...............RFCD 6724..........  N/A              M.1.
                                                                                                      ---------------

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4. = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.